UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

AGBA GROUP HOLDING LIMITED

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38909	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

AGBA Tower 68 Johnston Road Wanchai, Hong Kong SAR	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 3601 8363

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	AGBA	NASDAQ Capital Market

Warrants, each warrant exercisable for one-half of one Ordinary Share for $11.50 per full share	AGBAW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the financial statements for AGBA Group Holding Limited (the “Company”) as of and for the year ended December 31, 2023, the Company’s management identified one accounting error made in certain of the Company’s previously issued financial statements, arising from the manner in which the Company recorded its income tax liabilities related to the disposal of Nutmeg Saving and Investment Limited (“Nutmeg”) in 2021. The Company previously recorded an income tax payable of $23 million based on the Hong Kong profit tax rate of 16.5% for the disposal of the equity interest in Nutmeg. The Company’s management determined, after consultation with its advisors, that there was an error resulting from the improper application of US tax law and Hong Kong tax law due to the mistaken omission of the consideration of Hong Kong tax law, and came to the conclusion that there should be no income tax applied when selling a long-term investment in Hong Kong.

On March 27, 2024, the audit committee of the board of directors of the Company (the “Audit Committee”) determined, after discussion with its advisors and WWC, P.C., the Company’s independent auditor, that the Company’s (i) audited financial statements as of and for the year ended December 31, 2022, as previously reported in the Company’s Annual Report and filed on Form 10-K with the SEC on April 3, 2023, (ii) unaudited financial statements as of and for the quarter and nine months ended September 30, 2023 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023, (iii) unaudited financial statements as of and for the quarter and six months ended June 30, 2023 contained in the Company’s Quarterly Report on Form 10-Q filed on August 11, 2023, (iv) unaudited financial statements as of and for the quarter ended March 31, 2023 contained in the Company’s Quarterly Report on Form 10-Q filed on May 15, 2023, (the aforementioned Quarterly Reports in subparts (ii) through (iv), (collectively, the “Prior 10-Qs”) should no longer be relied upon due to the classification errors described above.

As a result, the Company plans to restate its audited financial statements as of and for the year ended December 31, 2022 on the Form 10-K for the year ended December 31, 2023 and amend its Prior 10-Qs for the applicable reporting periods, which the Company intends to file as soon as practicable. The Company’s Consolidated Statement of Operations and Comprehensive loss for the years ended December 31, 2022, and 2023 have not been impacted by the restatement.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WWC, P.C., the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGBA GROUP HOLDING LIMITED

By:	/s/ Shu Pei Huang, Desmond
	Name:	Shu Pei Huang, Desmond
	Title:	Acting Group Chief Financial Officer

Dated: March 28, 2024

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